Exhibit 99.1

Rennova Health PROVIDES OUTLOOK FOR 2017

Conference call begins at 4:30 p.m. Eastern time today

WEST PALM BEACH, Fla. (January 5, 2017) – Rennova Health, Inc. (NASDAQ: RNVA), a vertically integrated provider of industry-leading diagnostics and supportive software solutions to healthcare providers, provides the following summary of its recent progress, as well as commentary on its business strategy and milestones for 2017.

“We took a number of steps in 2016 to address challenges in the substance abuse testing sector, and we have begun to see the initial signs of success that will be instrumental to a return to top-line growth. Indeed, our fourth quarter was the best quarter for new sales in more than a year, and included several new clients, as well as a number of returning clients,” said Seamus Lagan, Rennova’s chief executive officer. “We have diversified our business model and have secured in-network contracts with a number of third-party payers. We have moved from a concentration in substance abuse testing services in a single geographic location to providing a range of diagnostic services across the nation to an expanding and varied customer base.

“As well as recent successes in the substance abuse and pain management sector, we have initiated a relationship with a clinical research organization and we expect to begin generating sales from them in the first half of 2017. We have secured a contract with a service-disabled, veteran-owned small business to be their exclusive provider of lab services and are servicing initial customers under a new relationship with an accountable care organization. We also have extended our menu to now offer specialized pharmacogenomics testing for personalized medicine through Genomas.

“We expect that this continued expansion of our customer base and products, combined with an increasing number of contracts with various payers, will enable us to grow our 2017 revenues to levels that more closely resemble years prior to 2016,” Mr. Lagan concluded.

As previously announced, the Company closed on an offering of preferred stock on December 20, 2016. The Company currently has 84,011,068 shares of common stock outstanding.

Conference call

As previously announced, the Company will host an investment community conference call today at 4:30 p.m. Eastern time, during which management will discuss its business strategy as well as its milestones and expectations for 2017. To access the conference call, U.S.-based listeners should dial 888-563-6275 and international listeners should dial 706-634-7417. All listeners should provide passcode 43727009. Individuals interested in listening to the live conference call via the Internet may do so by logging onto the Company’s website at www.rennovahealth.com.

Following the conclusion of the conference call, a replay will be available through January 11, 2017 and can be accessed by dialing 855-859-2056 from within the U.S. or 404-537-3406 from outside the U.S. All listeners should provide passcode 43727009. The webcast will be available for 30 days.

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About Rennova Health, Inc.

Rennova Health, Inc. (NASDAQ: RNVA) provides industry-leading diagnostics and supportive software solutions to healthcare providers, delivering an efficient, effective patient experience and superior clinical outcome. Through an ever-expanding group of strategic brands that work in unison to empower customers, we are creating the next generation of healthcare. For more information about Rennova Health, Inc., visit www.rennovahealth.com.

Rennova Health Safe Harbor Statement

This press release includes forward-looking statements that are subject to significant risks and uncertainties; actual results could differ materially from those projected and Rennova Health cautions investors not to place undue reliance on the forward-looking statements contained in this release. Risks and uncertainties relating to Rennova Health include those found in Rennova’s filings with the Securities and Exchange Commission, which are available on www.sec.gov. Rennova Health undertakes no obligation to update or revise any such forward-looking statements to reflect subsequent events or circumstances, except as may be required by law.

Contacts:

Rennova Health
Sebastien Sainsbury, 561-666-9818
ssainsbury@rennovahealth.com

Investors
LHA
Kim Golodetz, 212-838-3777
Kgolodetz@lhai.com
or
Bruce Voss, 310-691-7100
Bvoss@lhai.com

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